                        TECH/OPS SEVCON, INC.
                          One Beacon Street
                      Boston, Massachusetts 02108

                                               December 28, 1995

BY DIRECT TRANSMISSION
-----------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

           Re:    Tech/Ops Sevcon, Inc.
                  Definitive Proxy Material

     Pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934 and Rule 101(a)(1)(iii) of Regulation S-T, Tech/Ops Sevcon, Inc. hereby files by direct transmission the definitive proxy statement and form of proxy for its 1996 Annual Meeting of Stockholders. In accordance with the Note to Rule 14a-4(a)(3), the form of proxy is attached as Appendix B to the proxy statement. No fee is being paid in connection with the filing because the fee was paid upon the filing of preliminary proxy material.

     The Company intends to mail the proxy material to stockholders on December 28, 1995.


                                         Yours very truly,

                                     /s/ Paul B. Rosenberg
                                         Treasurer



cc: David R. Pokross, Jr., Esq.

                    SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant  [X]

Check the Appropriate Box

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement



                      Tech/Ops Sevcon, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter


Payment of Filing Fee (Check the appropriate box)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14(a)-6(i)(1),
     14(a)-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[X] Fee paid previously with preliminary materials.

                         TECH/OPS SEVCON, INC.

             ONE BEACON STREET, BOSTON, MASSACHUSETTS 02108
                      TELEPHONE (617) 523-2030

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the annual meeting of the stockholders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts, at 5:00 p.m. on Wednesday, January 31, 1996 for the following purposes:

1. To elect two directors to hold office for a term of three years.

2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 4,000,000 to 8,000,000.

3.    To approve the Company's 1996 Equity Incentive Plan.

4. To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on December 12, 1995 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                              By order of the Board of Directors

                                        David R. Pokross, Jr.
                                             Secretary



Dated  December 28, 1995

                         PROXY STATEMENT

          Approximate Date of Mailing  December 28, 1995

          INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held on January 31, 1996 at 5:00 p.m. at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to the beneficial owners of the Common Stock. The Company has retained Morrow & Co., 909 Third Avenue, New York, NY 10022, to assist in the solicitation of proxies for an estimated fee of $3,500.

     On December 12, 1995, the Company had outstanding 3,048,330 shares of Common Stock, $.10 par value, which is its only class of voting stock, held of record by approximately 600 holders. Stockholders of record at the close of business on December 12, 1995 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the two nominees as directors and the other matters described in the accompanying Notice of Annual Meeting.

             BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as to the ownership of the Company's Common Stock as of December 12, 1995 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the Chief Executive Officer of the Company, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors is shown in the table on pages 2, 3, and 4 below.

                                         Amount
Name and Address                      Beneficially            Percent
of Beneficial Owner                     Owned (1)            of Class
-------------------                   ------------           --------
Dr. Marvin G. Schorr. . . . . . . . . . 354,338                 11.6%
  Tech/Ops Corporation
  One Beacon Street
  Boston, MA 02108

Bernard F. Start . . .. . . . . . . . . 236,360(2)               7.7%
  Tech/Ops Sevcon, Inc.
  One Beacon Street
  Boston, MA 02108

Dimensional Fund Advisors, Inc. . . ..  195,000(3)               6.4%
  1299 Ocean Avenue, Suite 650
  Santa Monica, CA 90401


All current executive officers and
  directors as a group (8 persons). . . 804,038(4)              26.0%
___________

(1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

(2) Includes 10,000 shares subject to stock options exer-cisable within sixty days.

(3) As reported in on Schedule 13F filed with the Secur-ities and Exchange Commission on July 10, 1995.

(4) Includes 45,000 shares subject to stock options exer-cisable within sixty days




                   ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at seven. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The term of two of the Company's seven directors, Milton C. Lauenstein and C. Vincent Vappi, expires at the annual meeting. They are the Board's nominees for re-election to a three-year term by the stockholders at the annual meeting. The Company is not presently aware of any reason that would prevent any nominee from serving as a director if he is elected. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

     Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter.

     The following table contains information on the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                                                          Number
                                          Has Been a   of Common
                                           Director    Shares of
                                            of the   the Company
                                            Company    Benefici-
                            Business       or its Pre-  -ally on
                           Experience        decessor    Dec. 12
                           During Past      Tech/Ops,   1995 and
                Term     Five Years and       Inc.    Percent of
Name          Expires   Other Directorships   Since    Class (1)
----          -------   -------------------   -----     --------
*Milton. C.    1996    Chairman of the         1974       50,000
Lauenstein (2)         Board of Telequip                  (1.6%)
  Age --  69           Corporation, Hollis
                       N.H., a closely-held
                       electronics manufact-
                       urer.  Mr. Lauenstein
                       is also a director of
                       Helix Technology Corp-
                       oration, Waltham, Mass.,
                       a manufacturer of
                       cryogenic equipment.

Harold C.      1998    Oscar Gruss & Son, New  1959       10,200
 Mayer Jr. (3)         York, N.Y., investments,           ( - %)
  Age -- 71            since December 1990.
                       Previously a partner
                       of Silberberg, Rosenthal
                       & Company, New York, N.Y.,
                       investments.

                                   3

Paul B.         1997  Treasurer of the Comp-   1988       84,200
Rosenberg (2)         any since 1988.  Mr.                (2.8%)
                      Rosenberg is President
                      of Tech/Ops Corporation,
                      Boston, Mass., a cons-
                      ulting firm, and is a
                      director of Panatech
                      Research & Development
                      Corporation, Albuquerque,
                      N.M., a diversified manu-
                      facturing and service
                      company, and Landauer,
                      Inc., Glenwood, Ill., a
                      provider of personnel
                      dosimetry services.

Herbert Roth,   1997  Until June 1985, chief   1971       31,000
 Jr. (2) (3)          executive officer of                (1.0%)
  Age -- 67           LFE Corp., Waltham,
                      Mass., a manufacturer
                      of equipment and systems
                      for traffic and indust-
                      rial process control.
                      Mr. Roth is a director
                      of Boston Edison Company,
                      Boston, Mass., a public
                      utility;  Phoenix Life
                      Insurance Company;
                      Phoenix Total Return
                      Fund, Inc., a mutual
                      fund; Mark IV Industries,
                      Inc., a diversified man-
                      ufacturing concern;, and
                      Landauer, Inc., Glenwood,
                      Ill., a provider of pers-
                      onnel dosimetry services.

Dr. Marvin G.   1998  Chairman of the Comp-    1951      354,338
 Schorr (3)           any's Board of Direct-             (11.6%)
  Age -- 70           ors since January 1988.
                      Previously Chairman of
                      the Board of Directors
                      of Tech/Ops, Inc., the
                      Company's predecessor.
                      Dr. Schorr is Chairman
                      of Tech/Ops Corporation,
                      Boston, Mass., a consult-
                      ing firm, is Chairman of
                      Landauer, Inc., Glenwood,
                      Illinois, a provider of
                      personnel dosimetry serv-
                      ices, and is a director
                      of Helix Technology
                      Corporation, Mansfield,
                      Mass., a manufacturer
                      of cryogenic equipment.
                                4

Bernard F.      1997  President and Chief      1988      236,360
 Start                Executive Officer of               (7.7%)
  Age -- 57           the Company since Jan-               (4)
                      uary 1988;  previously
                      Manager of the electr-
                      onic controller busi-
                      ness of Tech/Ops, Inc.,
                      the Company's predecessor.

*C. Vincent     1996  Until May 1991, Chair-   1971        8,000
 Vappi (2) (3)        man and Chief Executive             (0.3%)
  Age -- 69           Officer of Vappi & Comp-
                      any, Inc., Cambridge,
                      Mass., a general building
                      contractor.  Mr. Vappi
                      is a director of John
                      Hancock Mutual Life Ins-
                      urance Company, Boston,
                      Mass.; Boston Safe Deposit
                      and Trust Company, a Mass-
                      achusetts trust company, and
                      its parent, Boston Company,
                      Landauer, Inc., Glenwood,
                      Illinois, a provider of
                      personnel dosimetry serv-
                      ices.

------------------------------------
     (1) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

     (2)  Member of the Audit Committee.

     (3)  Member of the Compensation Committee.

(4) Includes 10,000 shares subject to stock options exer-cisable within sixty days.

     During the fiscal year ended September 30, 1995, the Board of Directors held a total of six meetings. During such year, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the director served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, which met twice during the fiscal year ended September 30, 1995, reviews the scope and results of the external audit, including the audited financial statements, the auditors' compensation and the adequacy of the Company's internal financial controls, and recommends the engagement of the Company's external auditors. The Compensation Committee, which met once last year, reviews and recommends to the Board the annual salary, bonus, stock options, and other benefits of the senior executives. The Board of Directors does not have a nominating committee.

     On May 6, 1991, Vappi & Company, Inc., (the "Vappi Company"), a general building contractor of which Mr. Vappi was the principal stockholder and chief executive officer, filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code.

     The Vappi Company was a wholly-owned subsidiary of the Comp-any's predecessor Tech/Ops, Inc., ("Tech/Ops") from 1971, when it was acquired by Tech/Ops from Mr. Vappi and members of his family, until 1980, when it was resold to the Vappi family. Pursuant to a commitment made before the resale, Tech/Ops in 1980 guaranteed a portion of certain rentals under a lease to the Vappi Company as tenant. The Company, as a successor to Tech/Ops under a Plan of Reorganization effective 1988, assumed part of that guarantee amounting to a maximum of $15,000 per year through April 1995, payable in equal monthly installments. The Vappi Company ceased to make rental payments in January 1991, and through April 1995 the Company has paid $65,000 on the guarantee. No further payments will be due. Mr. Vappi is not personally a party to either the lease or the guaran-tee.


Director Compensation

     Mr. Lauenstein, the Chairman of the Audit Committee, and Mr. Vappi, the Chairman of the Compensation Committee, are each paid $12,000 a year for their services as directors. The other directors (except Mr. Start) are paid $11,000 each. The Company maintains a Directors' Retirement Plan under which a director the sum of whose age and full years of service as a director of the Company and its predecessor Tech/Ops, Inc. on the date of his retirement as a director is not less than 70 is entitled to receive annually a cash retirement benefit. This benefit is equal to a percentage of the annual base directors' fee in effect at the date of his retirement determined by multiplying the number of his full years of service as a director by 2, but not exceeding 50%. The director's spouse is entitled after his death, if she survives him, to receive for her life an annual benefit equal to one-half of that amount.

     For a period ending December 31, 1996, the Company has agreed to pay the consulting business owned by Mr. Rosenberg and Dr. Schorr $100,000 per year. Of this amount, $30,000 is intended to be paid to Mr. Rosenberg as compensation and $70,000 will be applied toward the expenses of maintaining an office and support facilities for the Company's corporate office and for Mr. Rosenberg and Dr. Schorr. Dr. Schorr will receive no compensation from this payment.



                       EXECUTIVE COMPENSATION

         The following tables provide information concerning the compensation of the President and Chief Executive Officer of the Company for services during each of the last three completed fiscal years and the value of unexercised options at the end of such year. Mr. Start is the only executive officer of the Company whose total salary and bonus in the most recent fiscal year exceeds $100,000.

Summary Compensation Table

                                    Fiscal  Annual Compensation
                                     Year     Salary     Bonus
                                     ----     ------     -----
Bernard F. Start.................... 1995    $229,800   $85,000
  President &                        1994     210,150    50,000
  Chief Executive Officer            1993     201,125    35,000


Fiscal Year-End Option Information

                                  Number of         Value of
                                 Unexercised     Unexercised In-
                                   Options     the-Money Options
                                 at 9/30/95        at 9/30/95
    Name                     (All exercisable) (All exercisable)
    ----                      ---------------   ---------------
Bernard F. Start.............      10,000           $87,050

     Mr. Start did not exercise any stock options and the Company did not grant him any options during the last fiscal year.

Change in Control Agreement.
    Mr. Start is party to an agreement providing that in the event of termination of employment within two years following a Change in Control of the Company (as defined), not approved by the Company's Board of Directors, by the Company other than for cause, disability or retirement, or by Mr. Start for Good Reason (which includes a good faith determination by him that due to the Change in Control he is not or believes he will not be able effectively to discharge his duties), Mr. Start will become entitled to two years' base salary and average bonuses determined in accord-ance with the agreement, and certain other benefits, subject to a limitation on total benefits which conforms to the limitation on their deductibility imposed by the federal tax laws. This agreement extends through September 30, 1996 and thereafter from year to year unless ter-minated by the Company.



     AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE
                   AUTHORIZED COMMON STOCK

     The Board of Directors has unanimously voted to recommend that the stockholders adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 4,000,000 shares to 8,000,000 shares. If the amendment is approved, the shares may be issued from time to time by the Board of Directors. It is not expected that further authorization from stockholders will be solicited for the issuance of any shares of Common Stock, except to the extent such authorization is required by law or by the rules of the American Stock Exchange. Stockholders do not have, and the proposed amendment would not create, any preemptive rights.

Increase of Authorized Common Stock

     The Board of Directors recommends that the number of authorized shares of Common Stock be increased to 8,000,000 shares. The Company currently has 4,000,000 shares of Common Stock authorized. The Company's two-for-one stock split in the form of a stock dividend effective August 28, 1995 doubled the number of shares outstanding and reserved, thereby reducing the number of shares otherwise available. As of December 12, 1995, the Company had 3,048,330 shares outstanding and 120,578 shares reserved for issuance under the Company's employee stock option plan. Accordingly, as of that date 831,092 shares of Common Stock were authorized and not outstanding or reserved for issu-ance.

     The Company has no plans, understandings or negotiations underway at this time for the issuance of any unissued and unreserved shares. Nevertheless, the Board believes that it is desirable to have a sufficient number of shares of Common Stock available, as the occasion may arise, for possible future financings and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes and accordingly recommends the proposed increase. Having such additional shares available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special stockholder's meeting.

Vote Required

     Approval of the proposal to increase the authorized Common Stock will require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the annual meeting. Abstentions and broker non-votes will have the effect of negative votes.

     The Directors recommend a vote FOR this proposal.


                  1996 EQUITY INCENTIVE PLAN

General

     On November 7, 1995, the Board of Directors adopted, subject to stockholder approval, the 1996 Equity Incentive Plan (the "Plan") as an amendment and restatement of the Company's 1987 Key Employee Stock Bonus and Option Plan (the "1987 Plan"). If the Plan is approved by stockholders, the Plan will supersede the 1987 Plan and no additional grants will be made thereunder. The rights of the holders of outstanding options under the 1987 Plan will not be affected. The purpose of the Plan is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Plan will continue to be administered by a committee (the "Committee") of not less than three members of the Board of Directors, currently the Compensation Committee. Approximately 14 key employees are currently eligible to participate in the Plan.

     The following summary of the amended Plan is qualified by reference to the full text of the Plan attached as Appendix A to this proxy statement.

Proposed Amendments to the 1987 Plan

     Approval of the Plan would amend the 1987 Plan to (a) increase the number of shares of Common Stock subject to grants by 100,000 shares, (b) expand the types of awards and the flexibility of the Committee to fix the terms and conditions of awards available to be granted and (c) specify a limit on the maximum number of shares with respect to which stock options and stock appreciation rights ("SARs") may be made to any participant under the Plan. The Board of Directors believes that the increase in shares is needed to ensure that a sufficient number of shares are available to be issued under the Plan in the future and that the additional types of awards will provide needed flexibility in structuring appropriate equity incentives for key employees of the Company.

Shares Subject to Awards

     As of December 12, 1995, 29,000 shares were available for awards under the 1987 Plan. The proposed Plan would make an additional 100,000 shares available for award. The number and kind of shares are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Common Stock. If any outstanding or future award expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares which would have been issuable will again be available for award under the Plan. The closing price of the Common Stock on the American Stock Exchange on December 12, 1995 was
$10.75.

Description of Awards

     The 1987 Plan currently provides for the granting of awards in the form of stock options and bonus stock subject to forfeiture. In addition to these awards, the amended Plan would permit the grant of stock appreciation rights ("SARs"). As amended, the Plan would provide the following three basic types of awards:

     Stock Options. The Committee may grant incentive stock options eligible for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended or nonstatutory stock options. The Committee will determine the option price, term and exercise period of each option granted, provided that the option price may not be less than the fair market value of the Common Stock on the date of grant. An option may be exercised by the payment of the option price in whole or in part in cash or, to the extent permitted by the Committee, by delivery of a note or shares of Common Stock owned by the participant valued at their fair market value on the date of delivery, or such other lawful consideration as the Committee may determine.

     Stock Appreciation Rights. The Committee may grant SARs where the participant receives cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the Common Stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option. In the case of a tandem SAR which can only be exercised during limited periods following a change in control of the Company, the participant would be entitled to receive an amount based upon the highest price paid or offered for the Common Stock during a specified period preceding the change in control.

     Restricted Stock. The Committee may grant shares of Common Stock subject to forfeiture for no consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. With respect to any restricted stock grant, the Committee has full discretion to determine the number of shares subject to the grant, the consideration to be paid by the participant, the conditions under which the shares may be forfeited to the Company and the other terms and conditions of the grant.

     Awards under the Plan contain such terms and conditions not inconsistent with the Plan as the Committee in its discretion approves. The Committee has discretion to administer the Plan in the manner which it determines, from time to time, is in the best interest of the Company. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Plan.

     The maximum aggregate number of shares subject to stock options or SARs that may be granted to a participant in any calendar year is 60,000 shares. Incorporation of this limit is intended to qualify stock options and SARs as performance-based compensation that is not subject to the $1 million limit on deductibility for Federal income tax purposes of compensation paid to certain senior officers.

Amendment

     The Board has authority to amend the Plan without stockholder approval unless such approval is necessary to comply with any applicable tax or regulatory requirement. The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such action would not adversely affect the participant. The Plan has no expiration date.

Federal Income Tax Consequences Relating to Stock Options

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise,
(a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

     Approval of the Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the annual meeting. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and accordingly will have the effect of negative votes.

     The Directors recommend a vote FOR this proposal.



                           AUDITORS

     Arthur Andersen LLP, One International Place, Boston, Mas-sachusetts, has served as auditors for the Company and its predecessor Tech/Ops, Inc. since the latter was formed, and upon recommendation of the Audit Committee, has been appointed as auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.



                  DEADLINE FOR STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1997 annual meeting, it must be received by the Company at One Beacon Street, Boston, Massachusetts 02108, Attention: Treasurer, no later than August 30, 1996.




                 ADVANCE NOTICE PROVISIONS FOR
             STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the fourth Wednesday in January and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first.



                          OTHER BUSINESS

     The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting. The enclosed proxy authorizes the persons named therein to vote the shares in their discretion.




Dated  December 28, 1995

                                                        APPENDIX A


                       TECH/OPS SEVCON, INC.

                     1996 EQUITY INCENTIVE PLAN


1.  Purpose

     The purpose of the Tech/Ops Sevcon, Inc. 1996 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

     The Plan is an amendment and restatement of the Company's 1987 Key Employee Stock Bonus and Option Plan (the "1987 Plan") and supersedes the 1987 Plan, the separate existence of which shall terminate on the effective date of the Plan. Nothing herein shall adversely affect the rights and privileges of holders of outstanding options under the 1987 Plan.


2.  Definitions

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Committee" means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Awards to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "disinterested person" or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

     "Common Stock" or "Stock" means the Common Stock, $.10 par value, of the Company.

     "Company" means Tech/Ops Sevcon, Inc.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Incentive Stock Option"  -  See Section 6(a).

     "Nonstatutory Stock Option"  -  See Section 6(a).

     "Option"  -  See Section 6(a).

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Reporting Person" means a person subject to Section 16 of the Exchange Act.

     "Restricted Period"  -  See Section 8(a).

     "Restricted Stock"  - See Section 8(a).

     "Stock Appreciation Right" or "SAR"  -  See Section 7(a).


3.  Administration

     The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

4.  Eligibility

     All employees and, in the case of Awards other than Incentive Stock Options under Section 6, consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.


5.  Stock Available for Awards

     (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 100,000 shares of Common Stock, together with all shares of Common Stock available for issue under the 1987 Plan on the effective date of the Plan. If any Award (including any grant under the 1987 Plan) expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the
Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

            (c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 60,000 shares, subject to adjustment under subsection
(b).

6.  Stock Options

     (a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

     (b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.


7.  Stock Appreciation Rights

     (a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

     (b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

     (c) Limited SARs. An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.


8.  Restricted Stock

     (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

     (b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.


9.  General Provisions Applicable to Awards

     (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards shall also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

     (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

     (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

     (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

     (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (h) Withholding Taxes.  The Participant shall pay to the
Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

10.  Miscellaneous

     (a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on January 31, 1996.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

     (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

(FORM OF PROXY CARD)                                  Appendix B

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of
              Stockholders to be held January 31, 1996

     The undersigned appoints Marvin G. Schorr, Paul B. Rosenberg and David R. Pokross, Jr. and each of them, the attorneys and proxies of the undersigned, with power of substitution to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 31, 1996 at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts at 5:00 o'clock p. m. and at any adjournments thereof.

    	Receipt of the Notice of Annual Meeting and the accompanying Proxy Statement is acknowledged.

         Please complete, sign and date on reverse side and mail in enclosed envelope

----------------------------------------------------------------
_____
\    \ Please mark
\  X \ votes as in
\____\ this example

This proxy will be voted FOR both nominees for Director below and FOR items 2 and 3 if no contrary instructions therefore are given.

1. ELECTION OF DIRECTORS          2. PROPOSAL TO AMEND CERTIF-
                                     ICATE OF INCORPORATION TO
Nominees: Lauenstein, Vappi          INCREASE AUTHORIZED COMMON
                                     STOCK.
For Both      Withheld from          For       Against   Abstain
Nominees      both nominees          \__\        \__\      \__\
  \__\           \__\
                                  3. PROPOSAL TO APPROVE 1996
                                     EQUITY INCENTIVE PLAN
                                     For       Against   Abstain
                                     \__\        \__\      \__\
\__\_______________________
For both nominees except as             MARK HERE FOR ADDRESS
       noted above                      CHANGE AND NOTE AT LEFT

                                               \___\

                            This proxy should be signed by the
                            registered holder.  Where stock is
                            registered in the names of more than
                            one person, all such persons should
                            sign.  When signing as executors,
                            administrators, trustees, guardians,
                            etc. please indicate your title
                            as such.

                            Signature___________  Date________

                            Signature___________  Date________